Exhibit 4.B4
AMENDMENT NO. 3 TO CREDIT AGREEMENT
     This Amendment No. 3 (this “Amendment”) is entered into as of December 30, 2005 by and among Viad Corp, a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Illinois)), as Lender and as Administrative Agent (“Administrative Agent”), and the other financial institutions signatory hereto.
RECITALS
     A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of June 30, 2004 (as amended, the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.
     B. The Borrower, the Administrative Agent and the Required Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.
     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Amendment to Credit Agreement. Upon the “Effective Date” (as defined below), Section 6.10(iii) of the Credit Agreement shall be amended in its entirety to read as follows:
          “(iii) the Borrower may from time to time repurchase its Capital Stock for aggregate consideration not in excess of $35,000,000, provided that (1) no Default or, to the knowledge of an Authorized Officer after due inquiry, Unmatured Default shall exist before or after giving effect to any such repurchase or be created as a result thereof,”
          2. Representations and Warranties of the Borrower. The Borrower represents and warrants that:
          (a) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;
          (b) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.
          3. Effective Date. This Amendment shall become effective upon the date of the execution and delivery (i) of this Amendment by the Borrower and the Required Lenders and (ii) the Guarantor’s Acknowledgment attached hereto as Exhibit A by Guarantor (the “Effective Date”).
          4. Reference to and Effect Upon the Loan Documents.
          (a) Except as specifically amended, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
          5. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys’ fees and time charges of attorneys for the Administrative Agent with respect thereto.

          6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
          7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VIAD CORP

By:	/s/ Ellen M. Ingersoll

Its:	Chief Financial Officer

By:	/s/ E. A. Newman

Its:	Treasurer

JPMORGAN CHASE BANK, N.A, (successor by merger to Bank One, NA (Illinois)) as Lender and as Administrative Agent

By:	/s/ Clara Sohan

Its:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender and as Syndication Agent

By:	/s/ John G. Taylor

Its:	Vice President

BANK OF AMERICA, N.A., as Lender and Co-Documentation Agent

By:	/s/ David McCauley

Its:	Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender and Co-Documentation Agent

By:	/s/ Frank J. Jancar

Its:	Vice President

CALYON NEW YORK BRANCH

By:	/s/ Ronald Moore

Its:	Director

By:	/s/ Frank Herrera

Its:	Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen S. Paris

Its:	Senior Vice President

BNP PARIBAS

By:	/s/ Malina Lui

Its:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jason Paulnock

Its:	Vice President

By:	/s/ Beth C. McGinnis

Its:	Senior Vice President

EXHIBIT A
GUARANTOR’S ACKNOWLEDGMENT
OF
AMENDMENT NO. 3 TO CREDIT AGREEMENT
     The Guarantor hereby acknowledges the terms and conditions of Amendment No. 3 to the Credit Agreement entered into as of December 30, 2005 and hereby reaffirms its obligations under the Guaranty. Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to them by the Credit Agreement dated as of June 30, 2004 and entered into by and among the Borrower, the Administrative Agent and the Lenders (as amended from time to time, the “Credit Agreement”).

GES EXPOSITION SERVICES, INC.

By:	/s/ Ellen M. Ingersoll

Its:	Vice President

By:	/s/ E. A. Newman

Its:	Treasurer

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